Exhibit 99.1

Zumiez Inc. Reports November 2008 Sales Results

Net Sales Decreased 2.1% to $32.6 Million

November 2008 Comparable Store Sales Decreased 15.0%

EVERETT, Wash.--(BUSINESS WIRE)--December 3, 2008--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the four-week period ended November 29, 2008 decreased 2.1% to $32.6 million, compared to $33.3 million for the four-week period ended December 1, 2007. The company's comparable store sales decreased 15.0% for the four-week period, versus a comparable store sales increase of 5.6% in the year ago period.

To hear the Zumiez prerecorded November sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 29, 2008 we operate 343 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

CONTACT:
Company:
Zumiez Inc.
Trevor Lang, 425-551-1500, ext. 1564
Chief Financial Officer
or
Investor:
Integrated Corporate Relations
Chad Jacobs/Brendon Frey
203-682-8200